Exhibit 21.1

List of Subsidiaries of Trump Hotels & Casino Resorts, Inc.

Subsidiary	Jurisdiction of Incorporation or Organization
THCR Holding Corporation	Delaware

THCR/LP Corporation	New Jersey

Trump Hotels & Casino Resorts Holdings, L.P.	Delaware

Trump Hotels & Casino Resorts Funding, Inc.	Delaware

THCR Ventures, Inc.	Delaware

THCR Enterprises, Inc.	Delaware

THCR Enterprises, LLC	New Jersey

Trump Internet Casino, LLC	Delaware

Trump Hotels & Casino Resorts Development, LLC	Delaware

Trump Atlantic City Holding, Inc.	Delaware

Trump Atlantic City Associates	New Jersey

Trump Atlantic City Funding, Inc.	Delaware

Trump Atlantic City Funding II, Inc.	Delaware

Trump Atlantic City Funding III, Inc.	Delaware

Trump Atlantic City Corporation	Delaware

Trump Plaza Associates	New Jersey

Trump Taj Mahal Associates	New Jersey

Trump Casino Holdings, LLC	Delaware

Trump Casino Funding, Inc.	Delaware

Trump Marina Associates, LP	New Jersey

Trump Marina, Inc.	New Jersey

Trump Indiana, Inc.	Delaware

Trump Indiana Casino Management, LLC	Delaware

Trump Indiana Realty, LLC	Delaware

THCR Management Services, LLC	Delaware

THCR Management Holdings, LLC	Delaware

Trump Plaza Funding, Inc.	New Jersey